As filed with the Securities and Exchange Commission on April 15, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tri-Tech Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	8711	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5D, Tower A, 2 Building Business Center Jinyuan Shidai No. 2 East Road Landianchang, Haidian District Beijing, People’s Republic of China 100097 (+86-10) 8887 3946	Phil Fan 6501 Chaucer Road Willowbrook, IL 60527 (630) 468-2361
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley A. Haneberg, Esq.

Anthony W. Basch, Esq.

Zachary B. Ring, Esq.

Kaufman & Canoles

Three James Center, 1051 East Cary Street, 12th Floor

Richmond, Virginia 23219

(804) 771-5700 - telephone

(804) 771-5777 - facsimile

Louis A. Bevilacqua, Esq. Joseph R. Tiano, Jr., Esq. Jing Zhang, Esq. Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, N.W. Washington, DC 20037 (202) 663-8000 – telephone (202) 663-8007 – facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-164273

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Ordinary Shares	$5,748,268
Underwriters’ Warrants and Underlying Ordinary Shares	$724,783
Total	$6,473,051	$461.53

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) and Rule 457(o) of the Securities Act of 1933.
(2)	The $6,473,051 of securities being registered in this Registration Statement are in addition to the $32,375,000 of securities registered pursuant to the Registration Statement on Form S-1, as amended (File No. 333-164273).

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

The contents of the Registration Statement on Form S-1, as amended (File No. 333-164273), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on the 15th day of April, 2010.

TRI-TECH HOLDING INC.

By:	/s/ WARREN ZHAO
Name:	Warren Zhao
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WARREN ZHAO Warren Zhao	Chief Executive Officer (Principal Executive Officer)	April 15, 2010

* Peter Dong	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	April 15, 2010

* Phil Fan	President	April 15, 2010

* David Hu	Director	April 15, 2010

* Peiyao Zhang	Director	April 15, 2010

* Xioping Zhou	Director	April 15, 2010

* Robert W. Kraft	Director	April 15, 2010

* By:	/s/ WARREN ZHAO
Warren Zhao Attorney-in-fact April 15, 2010

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Campbells, Cayman Islands Counsel

5.2	Opinion of Kaufman & Canoles, P.C.

23.1	Consent of Mao & Company, CPAs, Inc., independent auditors

23.2	Consent of Campbells (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164273), initially filed by the Registrant on January 8, 2010 and declared effective by the Securities and Exchange Commission on April 14, 2010.